                                                                     EXHIBIT T3C

================================================================================

                             TEXAS PETROCHEMICALS LP

                                     ISSUER

                7-1/4% SENIOR SECURED CONVERTIBLE NOTES DUE 2009

                        --------------------------------

                                    INDENTURE

                       DATED AS OF ______________ __, 2004

                        --------------------------------

                              [___________________]

                                     TRUSTEE

================================================================================

           RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
                  AND INDENTURE, DATED AS OF _________ __, 2004
                                [TO BE COMPLETED]

TRUST INDENTURE                                                 INDENTURE
  ACT SECTION                                                    SECTION
---------------                                                 ---------
Section 310 (a)(1)............................................. 6.9
      (a)(2)................................................... 6.9
      (a)(3)................................................... Not Applicable
      (a)(4)................................................... Not Applicable
      (b)...................................................... 6.8; 6.10
Section 311(a)................................................. 6.13
      (b)...................................................... 6.13
Section 312(a)................................................. 7.1; 7.2(i)
      (b)...................................................... 7.2(ii)
      (c)...................................................... 7.2(iii)
Section 313(a)................................................. 7.3(i)
      (b)...................................................... 7.3(ii)
      (c)...................................................... 7.3(i); 7.3(ii)
      (d)...................................................... 7.3(iii)
Section 314(a)................................................. 10.7
      (a)(4)................................................... Not Applicable
      (b)...................................................... Not Applicable
      (c)(1)................................................... 1.2
      (c)(2)................................................... 1.2
      (c)(3)................................................... Not Applicable
      (d)...................................................... Not Applicable
      (e)...................................................... 1.2
Section 315(a)................................................. 6.1(a)
      (b)...................................................... 6.2; 7.3(i)(F)
      (c)...................................................... 6.1(b)
      (d)...................................................... 6.1(c)
      (d)(1)................................................... 6.1(a)(i)
      (d)(2)................................................... 6.1(c)(ii)
      (d)(3)................................................... 6.1(c)(iii)
      (e)...................................................... 5.14

-----------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TRUST INDENTURE                 INDENTURE
ACT SECTION                                                                           SECTION
---------------                                                                       -------
Section 316(a).....................................................................   1.1
      (a)(1)(A)....................................................................   5.2; 5.12
      (a)(1)(B)....................................................................   5.13
      (a)(2).......................................................................   Not Applicable
      (b)..........................................................................   5.8
      (c)..........................................................................   1.4(v)
Section 317(a)(1)..................................................................   5.3
      (a)(2).......................................................................   5.4
      (b)..........................................................................   10.3
Section 318(a).....................................................................   1.7

                                TABLE OF CONTENTS

ARTICLE ONE Definitions and Other Provisions of General Application........................................     1
         1.1      Definitions..............................................................................     1
         1.2      Compliance Certificates and Opinions.....................................................    23
         1.3      Form of Documents Delivered to Trustee...................................................    23
         1.4      Acts of Holders..........................................................................    24
         1.5      Notices, Etc., to Trustee, Parent and Company............................................    25
         1.6      Notice to Holders; Waiver................................................................    25
         1.7      Conflict with Trust Indenture Act........................................................    26
         1.8      Effect of Headings and Table of Contents.................................................    26
         1.9      Successors and Assigns...................................................................    26
         1.10     Severability Clause......................................................................    26
         1.11     Benefits of Indenture....................................................................    26
         1.12     Governing Law............................................................................    26
         1.13     Legal Holidays...........................................................................    27
         1.14     No Adverse Interpretation of Other Agreements............................................    27
         1.15     No Personal Liability of Directors, Officers, Employees and Stockholders.................    27

ARTICLE TWO Forms of Securities............................................................................    27
         2.1      Forms Generally..........................................................................    27
         2.2      Form of Face of Security.................................................................    28
         2.3      Form of Reverse of Security..............................................................    29
         2.4      Form of Trustee's Certificate of Authentication..........................................    32
         2.5      Form of Election to Convert..............................................................    32

ARTICLE THREE The Securities...............................................................................    33
         3.1      Title and Terms..........................................................................    33
         3.2      Denominations............................................................................    33
         3.3      Execution, Authentication, Delivery and Dating...........................................    33
         3.4      Temporary Securities.....................................................................    34
         3.5      Registration, Registration of Transfer and Exchange......................................    34
         3.6      Mutilated, Destroyed, Lost and Stolen Securities.........................................    36
         3.7      Payment of Interest; Interest Rights Preserved...........................................    37
         3.8      Persons Deemed Owners....................................................................    38
         3.9      Cancellation.............................................................................    39
         3.10     Computation of Interest..................................................................    39
         3.11     Form of Legend for Global Securities.....................................................    39

ARTICLE FOUR Satisfaction and Discharge....................................................................    39
         4.1      Satisfaction and Discharge of Indenture..................................................    39
         4.2      Application of Trust Money...............................................................    40

ARTICLE FIVE Remedies......................................................................................    41
         5.1      Events of Default........................................................................    41
         5.2      Acceleration of Maturity; Rescission and Annulment.......................................    43
         5.3      Collection of Indebtedness and Suits for Enforcement by Trustee..........................    44
         5.4      Trustee May File Proofs of Claim.........................................................    44

         5.5      Trustee May Enforce Claims Without Possession of Securities..............................    45
         5.6      Application of Money Collected...........................................................    45
         5.7      Limitation on Suits......................................................................    46
         5.8      Unconditional Right of Holders to Receive Principal, Premium and Interest and to
                  Convert..................................................................................    46
         5.9      Restoration of Rights and Remedies.......................................................    47
         5.10     Rights and Remedies Cumulative...........................................................    47
         5.11     Delay or Omission Not Waiver.............................................................    47
         5.12     Control by Holders.......................................................................    47
         5.13     Waiver of Past Defaults..................................................................    47
         5.14     Undertaking for Costs....................................................................    48
         5.15     Waiver of Stay or Extension Laws.........................................................    48

ARTICLE SIX The Trustee....................................................................................    48
         6.1      Certain Duties and Responsibilities......................................................    48
         6.2      Notice of Defaults.......................................................................    49
         6.3      Certain Rights of Trustee................................................................    50
         6.4      Not Responsible for Recitals or Issuance of Securities...................................    51
         6.5      May Hold Securities......................................................................    51
         6.6      Money Held in Trust......................................................................    51
         6.7      Compensation and Reimbursement...........................................................    51
         6.8      Disqualification; Conflicting Interest...................................................    52
         6.9      Corporate Trustee Required; Eligibility..................................................    52
         6.10     Resignation and Removal; Appointment of Successor........................................    52
         6.11     Acceptance of Appointment by Successor...................................................    54
         6.12     Merger, Conversion, Consolidation or Succession to Business..............................    54
         6.13     Preferential Collection of Claims Against Company........................................    54
         6.14     Appointment of Authenticating Agent......................................................    58

ARTICLE SEVEN Holders' Lists and Reports by Trustee and Company............................................    59
         7.1      Company to Furnish Trustee Names and Addresses of Holders................................    59
         7.2      Preservation of Information; Communications to Holders...................................    59
         7.3      Reports by Trustee.......................................................................    61

ARTICLE EIGHT Consolidation, Merger, Conveyance, Transfer or Lease.........................................    62
         8.1      Company May Consolidate, Etc., Only on Certain Terms.....................................    62
         8.2      Successor Substituted for Company........................................................    63

ARTICLE NINE Supplemental Indentures.......................................................................    63
         9.1      Supplemental Indentures Without Consent of Holders.......................................    63
         9.2      Supplemental Indentures with Consent of Holders..........................................    64
         9.3      Execution of Supplemental Indentures.....................................................    65
         9.4      Effect of Supplemental Indentures........................................................    65
         9.5      Conformity with Trust Indenture Act......................................................    65
         9.6      Reference in Securities to Supplemental Indentures.......................................    65

ARTICLE TEN Covenants......................................................................................    65
         10.1     Payment of Principal, Premium and Interest...............................................    65
         10.2     Maintenance of Office or Agency..........................................................    65

         10.3     Money for Security Payments to be Held in Trust..........................................    66
         10.4     Existence; Line of Business..............................................................    67
         10.5     Maintenance of Properties; Insurance.....................................................    67
         10.6     Payment of Taxes and Other Claims........................................................    68
         10.7     Reports..................................................................................    68
         10.8     Compliance Certificate...................................................................    69
         10.9     Stay, Extension and Usury Laws...........................................................    70
         10.10    Limitation on Restricted Payments........................................................    70
         10.11    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.............    72
         10.12    Limitation on Incurrence of Indebtedness.................................................    73
         10.13    Limitation on Asset Sales................................................................    75
         10.14    Limitation on Transactions with Affiliates...............................................    76
         10.15    Limitation on Liens......................................................................    77
         10.16    Offer to Repurchase Upon Change of Control...............................................    77
         10.17    Payments for Consent.....................................................................    79
         10.18    Limitation on Sale/Leaseback Transactions................................................    79
         10.19    Limitation on Issuance of Equity Interests of Restricted Subsidiaries....................    79
         10.20    Additional Guarantees....................................................................    80
         10.21    Perfection of Security Interests.........................................................    80
         10.22    Events of Loss to Collateral.............................................................    80

ARTICLE ELEVEN Conversion of Securities....................................................................    81
         11.1     Conversion Privilege and Conversion Price................................................    81
         11.2     Exercise of Conversion Privilege.........................................................    81
         11.3     Fractional Shares........................................................................    82
         11.4     Adjustment of Conversion Price...........................................................    82
         11.5     Notice of Adjustments of Conversion Price................................................    87
         11.6     Notice of Certain Corporate Actions......................................................    88
         11.7     Reservation and Authorization of Common Stock............................................    89
         11.8     Taxes on Conversion......................................................................    89
         11.9     Cancellation of Converted Securities.....................................................    90
         11.10    Changes in Common Stock..................................................................    90
         11.11    No Voting or Dividend Rights.............................................................    91

ARTICLE TWELVE SECURITY ARRANGEMENTS.......................................................................    91
         12.1     Collateral and Security Documents........................................................    91
         12.2     Release of Collateral....................................................................    93
         12.3     Opinions as to Recording.................................................................    93
         12.4     Further Assurances and Security..........................................................    94
         12.5     Authorization of Actions to be Taken by Collateral Agent Under the Security Documents....    94
         12.6     Authorization of Receipt of Funds by the Trustee Under the Security Documents............    95

ARTICLE THIRTEEN GUARANTEES................................................................................    95
         13.1     Guarantee................................................................................    95
         13.2     Limitation on Guarantor Liability........................................................    97

         13.3     Successors and Assigns...................................................................    98
         13.4     No Waiver................................................................................    98
         13.5     Execution and Delivery of Guarantee......................................................    98
         13.6     Guarantors May Consolidate, Etc., on Certain Terms.......................................    98
         13.7     Releases Following Sale of Assets or Equity Interests....................................    99

         INDENTURE dated as of _________ __, 2004 among Texas Petrochemicals LP, a limited partnership duly organized and existing under the laws of the State of Texas (herein called the "COMPANY"), ______________, a Delaware corporation and the indirect owner of all of the partnership interests of the Company (herein called the "PARENT"), the additional Guarantors other than the Parent and [Name of Trustee], a _________________ duly organized and existing under the laws of ______________, as Trustee (herein called the "TRUSTEE").

                                    RECITALS

         The Company has duly authorized the creation of an issue of its 7-1/4% Senior Secured Convertible Notes Due 2009 (herein called the "SECURITIES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company and the Guarantors have duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         1.1      DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (d) all references in this instrument to designated Articles, Sections and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture; and

         (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "ACT", when used with respect to any Holder, has the meaning specified in Section 1.4.

         "ADJUSTED NET ASSETS" of a Guarantor at any date means the amount by which the fair value of the assets and property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under any Guarantee, of such Guarantor at such date.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFFILIATE TRANSACTION" has the meaning set forth in Section 10.14.

         "APPLICANTS" has the meaning set forth in Section 7.2(ii).

         "APPLICABLE VALUE PERCENTAGE" means, with respect to any Parent Offer designated as an "Excluded Parent Offer" pursuant to this definition, the percentage determined by dividing (A) the difference between (i) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined in Section 11.4(e)), and (ii) the product of the Current Market Price per share on the date of the Expiration Time and the number of Purchased Shares, by (B) the product of (i) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (ii) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time.

         "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale/Leaseback Transaction) other than sales, conveyances or transfers of inventory in the ordinary course of business consistent with past practices and
(ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a sale of property or equipment that has become worn out, obsolete or otherwise unsuitable for its purpose; (iv) transactions consummated in accordance with Section 10.13;
(v) transactions consummated in compliance with Section 8.1 or 10.16 and (vi) the foreclosure of any Lien permitted by Section 10.15.

         "ASSET SALE PROCEEDS" means the aggregate amount of all Net Proceeds realized by the Company and its Subsidiaries in connection with any Asset Sale.

         "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "AUTHENTICATING AGENT" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "BOARD OF DIRECTORS" means any of (a) the board of directors of the Parent, (b) any duly authorized committee of that board or (c) any officer of the Parent duly authorized by the board of directors of the Parent to take a specified action.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by the Board of Directors.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

         "CASUALTY" means, with respect to any Collateral, any loss of, damage to or destruction of all or any material part of such Collateral.

         "CHANGE OF CONTROL" is defined to include any of: (i) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any "person" or "group" within the meaning of Section 13(d) of the Exchange Act; (ii) the approval by the holders of the Equity Interests of the Parent of any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with the provisions of this Indenture);
(iii) if any "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than any entity formed solely for the purpose of owning 100% of the Equity Interests of the Parent) shall become the owner, directly or indirectly of shares of Equity Interests representing more than 50% of the aggregate voting power represented by the issued and outstanding Equity Interests of the Parent; (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors; (v) any event, the occurrence of which constitutes a change of control for the purposes of any Indebtedness of the Company or any of the Guarantors; or (vi) the Parent shall no longer beneficially own 100% of the Equity Interests of the Company.

         "CHANGE OF CONTROL OFFER" has the meaning specified in Section
10.16(a).

         "CHANGE OF CONTROL PURCHASE PRICE" has the meaning specified in Section 10.16(a).

         "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in Section 10.16(a).

         "COLLATERAL" means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to any Security Document.

         "COLLATERAL ACCOUNT" means one or more collateral accounts established pursuant to this Indenture.

         "COLLATERAL AGENT" means the Trustee, in its capacity as collateral agent under the Security Documents, until a successor collateral agent shall have become such pursuant to the Security Documents, and thereafter "Collateral Agent" shall mean such successor collateral agent.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON STOCK" means any Equity Interests of any class or series of the Parent (including, on the Original Issue Date, the Common Stock, par value $.01 per share, of the

Parent) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Parent and which is not subject to redemption by the Parent. However, subject to the provisions of Section 11.10, shares issuable on conversion of Securities shall include only shares of the class of Equity Interests of the Parent designated as Common Stock, par value $.0l per share, of the Parent on the Original Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Parent and which are not subject to redemption by the Parent; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by the Officers of the Parent as general partner of the Company, and delivered to the Trustee.

         "CONDEMNATION" means any taking of the Collateral or any material part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all of the Collateral, or any material part thereof, by any authority.

         "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person, plus the following to the extent deducted in calculating such Consolidated Net Income, in each case for such period: (i) all income tax expense of such Person and its consolidated Restricted Subsidiaries; (ii) Consolidated Interest Expense; and (iii) depreciation and amortization expense of such Person and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by such Person or its

Restricted Subsidiaries, without duplication: (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction; (ii) amortization of debt discount and debt issuance cost; (iii) capitalized interest; (iv) non-cash interest expense;
(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (vi) net payments pursuant to Hedging Obligations; (vii) interest Incurred in connection with Investments in discontinued operations; (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such Person or any of its Restricted Subsidiaries; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Indebtedness Incurred by such plan or trust.

         "CONSOLIDATED LEVERAGE RATIO" means, with respect to any Person, the ratio of (a) the aggregate outstanding consolidated Indebtedness of such Person and its consolidated Subsidiaries as of the date of the transaction giving rise to the need to calculate such Leverage Ratio on a consolidated basis in accordance with GAAP to (b) the Consolidated EBITDA of such Person during the last four fiscal quarters ending on or prior to the transaction date for which financial statements are available.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a wholly-owned Restricted Subsidiary thereof that is a Guarantor; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; (vi) any gain or loss realized on the termination of any employee pension benefit plan shall be excluded; and (vii) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

         "CONSTITUENT PERSON" has the meaning set forth in Section 11.10.

         "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors on the Original Issue Date or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Parent's stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval or the proxy statement issued by Parent on behalf of the Board of Directors in which such individual is named as nominee for director.

         "CONVERSION PRICE" means the conversion price per share of Common Stock, initially set at $9.340033 subject to adjustment as provided in Section 11.4.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee in _____________, at which at any particular time its corporate trust business shall be administered.

         "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

         "CURRENT MARKET PRICE" means on any date:

         (a) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. National Market System or otherwise traded in the over-the-counter market in the United States:

                  (i) for the purpose of any computation under this Indenture (except under Section 11.4(e) in respect of a Parent Offer or under Section 11.3), the average of the Quoted Prices for the five consecutive Trading Days selected by the Parent commencing not more than 20 Trading Days before, and ending not later than, the earlier of
         (x) the date in question and (y) in the case of any computation under
         Section 11.4(d) or 11.4(f), the day before the "ex" date for the issuance or distribution requiring such computation; provided, however, that if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires (or for any distribution which, but for the Company giving written notice to the Trustee that the Parent intends to treat such distribution as a Receivable Dividend or Received Dividend hereunder, would have required) an adjustment to the Conversion Price pursuant to Sections 11.4(a), 11.4(b), 11.4(d), 11.4(e) or 11.4(f) occurs on or after the
         20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Quoted Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Quoted Price by the same fraction by which the Conversion Price is so required (or would have been required) to be adjusted pursuant to Sections 11.4(a), 11.4(b), 11.4(d), 11.4(e) or 11.4(f), as applicable, as a result of such other event; or

                  (ii) for the purpose of any computation under Section 11.4(e), the average of the Quoted Prices for the five consecutive Trading Days selected by the Parent commencing on or after the latest (the "COMMENCEMENT DATE") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation, and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time (as defined in Section 11.4(e)) of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires (or for any distribution for which, but for the Company giving written notice to the Trustee that the Parent intends to treat such distribution as a Receivable Dividend or Received Dividend hereunder, would have required) an adjustment to the Conversion Price pursuant to Sections 11.4(a), 11.4(b), 11.4(d), 11.4(e) or 11.4(f)
         occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Quoted Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Quoted Price by the same fraction by which the Conversion Price is so required (or would have been required) to be adjusted pursuant to such Sections 11.4(a), 11.4(b), 11.4(d), 11.4(e) or 11.4(f), as applicable, as a result of such other event; or

                  (iii) for the purposes of any computation under Section 11.3, the Quoted Price for such date or, if such date is not a Trading Day, for the next preceding Trading Day; or

         (b) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. National Market System or otherwise traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm's length transaction on such date (neither being under any compulsion to buy or sell) for one share of the Common Stock as determined as of such date (x) for the purposes of any computation under this Indenture (except under Section 11.3), by an Independent Financial Expert as set forth in value report thereof using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate or (y) for the purposes of any computation under Section 11.3, by the Treasurer or Chief Financial Officer of the Parent in good faith, whose determination shall be conclusive and evidenced by a certificate of such officer delivered to the Trustee.

         "DEFAULT" means any event that is, or after notice or the passage of time or both would be, an Event of Default, unless waived.

         "DEFAULTED INTEREST" has the meaning specified in Section 3.7.

         "DEPOSITORY" means, with respect to any Securities issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act and any other applicable statute or regulation specified for that purpose, with respect to such Securities. If at any time there is more than one such Person, "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

         "DISQUALIFIED EQUITY INTERESTS" means any Equity Interests that, by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature.

         "EQUITY INTEREST" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

         "EVENT OF DEFAULT" has the meaning specified in Section 5.1.

         "EVENT OF LOSS" means, with respect to any Collateral, any (i) Casualty with respect to such Collateral, (ii) Condemnation of such Collateral, or (iii) settlement in lieu of clause (ii) above.

         "`EX' DATE" means:

                  (i) when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution;

                  (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market after the time at which such subdivision or combination becomes effective; or

                  (iii) when used with respect to any tender offer, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market after the Expiration Time of such tender offer.

         "EXCESS LOSS PROCEEDS" has the meaning specified in Section 10.22.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED DIVIDEND" means any Property Dividend (other than any Received Dividend or Receivable Dividend or any dividend or distribution of rights or warrants referred to in Section 11.4(f)) that is paid or made in cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles).

         "EXCLUDED PARENT OFFER" means any Parent Offer that is designated by the Parent as such by written notice to the Trustee if (but only if) the Applicable Value Percentage for such Parent Offer, when added to the Applicable Value Percentages for all other Excluded Parent Offers expiring, and for all Excluded Dividends paid by the Parent, after the date 12 months prior to the Expiration Time for such Parent Offer and on or prior to such Expiration Time, does not exceed 12.5%.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Company and the Guarantors in existence on the Original Issue Date other than the Revolving Credit Facility until such amounts are repaid.

         "EXPIRATION TIME" has the meaning set forth in Section 11.4(e).

         "FINANCIAL EXPERT" means any broker or dealer registered as such under the Exchange Act that conducts an investment banking business of nationally recognized standing.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "GLOBAL SECURITY" means a Security bearing the legend required by
Section 3.11 evidencing all or part of the Securities, issued to the Depository or its nominee and registered in the name of such Depository or nominee.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "GUARANTEED," "GUARANTEEING" and "GUARANTOR" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "GUARANTORS" means the Parent and any Subsidiary of Parent that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency changes, and (iii) agreements or arrangements, including forward contracts, designed to protect such Person against fluctuations in the price of natural gas, crude oil or other commodities used in the business of such Person and its Restricted Subsidiaries; provided such agreements or arrangements are entered into in the ordinary course of business consistent with past practices and not for speculation.

         "HOLDER" means a Person in whose name a Security is registered in the Security Register.

         "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "INCURRENCE", "INCURRED", "INCURABLE" and "INCURRING" shall have meanings correlative to the forgoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) the principal amount of every obligation of such Person for money borrowed; (ii) the principal amount of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including the principal amount of such obligations Incurred in connection with the acquisition of property, assets or businesses; (iii) reimbursement obligations of such Person with respect to letters of credit, bankers acceptances or similar facilities issued for the account of such Person; (iv) the principal amount of obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business); (v) Capital Lease Obligations of such Person; (vi) Attributable Indebtedness; (vii) any Disqualified Equity Interests of the Company or any preferred stock of any Restricted Subsidiary of the Company not held by the Company or a Restricted Subsidiary; (viii) obligations of the type referred to in clauses (i) through
(viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) through (viii) above. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein will be (i) the maximum principal amount thereof in the case of any contingent Indebtedness,
(ii) the accreted value thereof, in the case of any Indebtedness issued at a price that is less than the principal amount at maturity thereof, and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any Indebtedness. In no event shall "Indebtedness" include (i) any trade account payable or accrued expenses arising in the ordinary course of business which are not more than 180 days past due or which are being contested in good faith and by appropriate proceedings; (ii) obligations of any person (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business and (B) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business or (iii) obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letter of credit or similar obligations, Incurred in the ordinary course of business, provided, it does not support Indebtedness for money borrowed.

         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act, that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "INDEPENDENT FINANCIAL EXPERT" means any Financial Expert selected by the Parent that either (i) is reasonably acceptable to the Holders of Securities evidencing a majority of the Outstanding Securities or (ii) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Parent, do not) have a material direct or indirect financial interest in the Parent or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause
(z)), as determined by the Board of Directors in its reasonable good faith judgment, (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to the Parent or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Parent, is) a promoter, director or officer of the Parent or any of its Affiliates or an underwriter with respect to any of the securities of the Parent or any of its Affiliates and (z) which does not provide any advice or opinions to the Parent or Affiliates except as an independent financial expert in connection with this Indenture.

         "INTERCREDITOR AGREEMENT" means the agreement among the Company, ______________________ and the Trustee in substantially the form attached hereto as Exhibit A.

         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness or Equity Interests, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 10.13 hereof.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "MATURITY", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET LOSS PROCEEDS" means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds, condemnation awards or damages awarded by any judgment, in each case received by the Company from such Event of Loss net of: (i) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including, without limitation, legal, accounting and appraisal and insurance adjuster fees); (ii) all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Event of Loss; (iii) repayment of Indebtedness (other than indebtedness evidenced by the Securities) that is secured by the property or assets that are the subject of such Event of Loss; and (iv) appropriate amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

         "NET PROCEEDS" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries (i) with respect to any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions), (b) any relocation or severance expenses incurred as a result thereof, (c) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing), (d) any amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (e) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of this Indenture and the Securities as a new Asset Sale at the time of such reduction with Net Proceeds equal to the amount of such reduction; and (ii) with respect to the issuance or sale of Equity Interests, or options, warrants or rights to purchase Equity Interests, or debt securities or Disqualified Stock that has been converted into or exchanged for Equity Interests, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any consolidated interest expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

         "NON-ELECTING SHARE" has the meaning set forth in Section 11.10.

         "NON-RECOURSE DEBT" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Securities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "NON-SURVIVING TRANSACTION" has the meaning set forth in Section 11.10.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER AMOUNT" has the meaning set forth in Section 10.13.

         "OFFICER" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of a Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by an Officer and delivered to the Trustee.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for or an employee of the Parent, and who shall be reasonably acceptable to the Trustee.

         "ORIGINAL ISSUE DATE" means _______, 2004, the date on which Securities are originally issued under this Indenture.

         "OUTSTANDING", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii)    Securities which have been paid pursuant to Section
         3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "PARENT" means the Person named as the "Parent" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Parent" shall mean such successor Person.

         "PARENT OFFER" means any tender offer (including any exchange offer) as amended from time to time made by the Parent or any of its Subsidiaries for the purchase (including the acquisition pursuant to an exchange offer) of all or any portion of the outstanding shares of Common Stock.

         "PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

         "PERMITTED DEBT" has the meaning specified in Section 10.12.

         "PERMITTED INVESTMENTS" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10.13 hereof; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company; (vi) Hedging Obligations; (vii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed $2,500,000; (viii) Guarantees issued in accordance with Section 10.20 of this Indenture; (ix) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits and advances or expenses that are expected at the time of payment to be treated as prepaid expenses in accordance with GAAP; (x) stock, obligations or securities received in satisfaction of judgments; (xi) Investments existing on the Original Issue Date other than with officers, directors and employees or any of their respective Affiliates; (xii) advances to officers, directors and employees in the ordinary course of business provided that such advances have been approved by a majority of the disinterested members of the Board of Directors; and (xiii) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Company has determined that collection is not likely or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or such Restricted Subsidiary).

         "PERMITTED LIENS" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iii) Liens on property or assets existing at the time of acquisition thereof or the acquisition of a Person owning such property or assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the acquired property and accessions and additions thereto and proceeds thereof;
(iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bond or other obligations of a like nature Incurred in the ordinary course of business; (v) Liens to secure Capital Lease Obligations and mortgage financing or purchase money obligations of the type (but without reference to any restrictions on amount) that are permitted to be Incurred pursuant to the terms of this Indenture covering only the assets acquired with such Indebtedness and proceeds thereof, provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such a Lien is created within 180 days of the construction, acquisition or improvement of such property and does not extend to or cover any other property other than such item of property and any improvements or accessions thereto and proceeds thereof and (c) the Incurrence of such Indebtedness is otherwise permitted by this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (ix) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (x) Liens existing on the Original Issue Date to secure Existing Indebtedness; (xi) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (ii), (iii), (v) and (x) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased; (xii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xiii) Liens on assets or Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xiv) Liens contemplated hereunder and under the Security Documents that secure this Indenture, the Securities or the Guarantees, and (xv) Liens existing on the date hereof pursuant to the Revolving Credit Facility.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any prepayment premium necessary to accomplish such refinance and reasonable expenses Incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

         "PLACE OF PAYMENT" means the Borough of Manhattan, The City of New York, New York.

         "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "PROPERTY DIVIDEND" means any payment by the Parent to all holders of its Common Stock of any dividend, or any other distribution by the Parent to such holders, of any shares of Equity Interests of the Parent, evidences of indebtedness of the Parent, cash or other assets (including rights, warrants or other securities (of the Parent or any other Person)), other than any dividend or distribution (i) upon a merger or consolidation or sale to which Section
11.10 applies or (ii) of any Common Stock referred to in Section 11.4(b).

         "PURCHASED SHARES" has the meaning set forth in Section 11.4(e).

         "QUOTED PRICE" means, on any Trading Day, with respect to any security, the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that shall be selected from time to time by the Company for that purpose.

         "RECEIVABLE DIVIDEND" means any Property Dividend if (but only if) on a date at least 30 days prior to the date for the determination of holders entitled to receive such distribution, the Parent has given notice in accordance with Section 1.6 to all Holders of Securities and the Trustee, in each case stating:

                  (iv)     the date for such determination;

                  (v) the fair market value (determined as specified in clause (iv) below) of the securities, cash or other assets so to be distributed applicable to one share of Common Stock;

                  (vi)     the Conversion Price then in effect;

                  (vii) that the Securities will be convertible at all times during the period (the "SPECIFIED PERIOD") from the opening of business on the date such notice is given to the close of business on such date for determination;

                  (viii) the number of shares of Common Stock into which $1,000 principal amount of Securities is then convertible;

                  (ix) that the Company intends to treat such distribution as a "Receivable Dividend" hereunder and, therefore, that no adjustment to the Conversion Price will be made as a result of such distribution; and

                  (x) the rights thereafter generally available to a Holder if such Holder's Securities are not converted during the Specified Period;

                  (xi)     the Specified Period is at least 30 days long;

                  (xii) at any time during the Specified Period that any Security has been Outstanding, such Security has been convertible; and

                  (xiii) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) of the securities, cash or other assets so to be distributed applicable to one share of Common Stock exceeds 150% of the Conversion Price in effect at any time during the Specified Period.

         "RECEIVED DIVIDEND" means any Property Dividend if (but only if):

                  (i) prior to the date for determination of holders of shares of Common Stock entitled to receive such distribution the Parent has delivered a written notice to the Trustee that the Parent intends to treat such distribution as a "Received Dividend" hereunder; and

                  (ii) at the same time the Parent makes such distribution to holders of Common Stock, the Parent distributes, to each Person who was the Holder of a Security that was Outstanding immediately after the close of business on such date for determination (whether or not such Security is Outstanding on the date of such distribution), an amount equal to the amount of securities, cash or other assets that would have been receivable upon such distribution by a holder of the number of shares of Common Stock into which all Securities are convertible if such Securities had been converted in full immediately prior to such date for determination, assuming that the Securities were convertible at the time of such date for determination into the number of shares of Common Stock into which a Security is convertible, as adjusted from the Original Issue Date to such date for determination pursuant to Article Eleven (other than any adjustment in respect of which the deferral provisions of 11.4(h)(iv) are then applicable).

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the ____________ or _____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "REORGANIZATION CASE" means the cases filed on July 20, 2003 by the Company and certain other debtors pursuant to chapter 11 of the United State Bankruptcy Code, 11 U.S.C. Section 101 et. seq. in the United States Bankrutpcy Court for the Southern District of Texas jointly administered under case number 03-40258-H3-11.

         "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

         "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions, whether direct or indirect, of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and (C) dividends or other distributions made by a Subsidiary to the holders of any class of its Equity Interests on a pro rata basis); (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any Person or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Company that is an entity (other than a Restricted Subsidiary), including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that are not Disqualified Equity Interests); (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of such Person that is subordinated to the Securities (other than (A) payments made solely to the Company or a wholly owned Subsidiary of the Company and (B) the purchase, repurchase or other acquisition of Indebtedness that is subordinated to the Securities purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or (iv) the making of any Investment (other than a Permitted Investment) in any Person.

         "RESTRICTED SUBSIDIARY" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "REVOLVING CREDIT FACILITY" means, the Credit Agreement, dated _____, by and among the Company and LaSalle Bank, including any deferrals, renewals, extension, substitutions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefore (excluding any increases in the amount of commitment thereunder), whether by or with the same or any other lender, creditor or group thereof.

         "SALE/LEASEBACK TRANSACTION" means any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SECURITIES" has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENTS" means each Security Agreement, dated as of the Original Issue Date or any subsequent date, as appropriate, by and among the Company, the Guarantors and the Collateral Agent in substantially the form attached hereto as Exhibit B.

         "SECURITY DOCUMENTS" means the Security Agreements, the Intercreditor Agreement and any other document or agreement that secures this Indenture, the Securities or the Guarantees.

         "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.5.

         "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

         "SPECIFIED PERIOD" has the meaning specified in the definition of "Receivable Dividend" in this Section.

         "STATED MATURITY", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "SUBJECT PROPERTY" has the meaning specified in Section 10.22.

         "SUBSIDIARY" means, with respect to any Person:

                  (i) any corporation of which more than 50% of the total voting power of all classes of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Persons, and

                  (ii) any entity other than a corporation of which at least a majority of the capital stock or other equity interest (however designed) entitled (without regard to the occurrence of any contingency) or vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "SUBSTITUTED PROPERTY" has the meaning set forth in Section 11.10.

         "SURVIVING TRANSACTION" has the meaning set forth in Section 11.10.

         "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         "TRANSACTION" has the meaning set forth in Section 11.10.

         "TRIGGER EVENT" has the meaning set forth in Section 11.4(f).

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date of which this instrument was executed, except as provided in Section 9.5; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary (or a Subsidiary of such Subsidiary) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not Guaranteed any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors (or manager on its board of managers or equivalent governing body) or the general partner of which has a member on its board of directors (or manager on its board of managers or equivalent governing body) that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the foregoing conditions and was permitted by Section 10.16 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 10.12 hereof the Company shall be in default of such covenant).

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         1.2      COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         1.3      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Parent or the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Parent or the Company stating that the information with respect to such factual matters is in the possession of the Parent or the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         1.4      ACTS OF HOLDERS.

                  (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, the Parent or the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Parent and the Company, if made in the manner provided in this Section.

                  (ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than such Person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (iii) The ownership of Securities shall be proved by the Security Register.

                  (iv) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (v) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date.

         Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository or its nominee that is a Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository or its nominee that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depository's standing instructions and customary practices.

         1.5      NOTICES, ETC., TO TRUSTEE, PARENT AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a) the Trustee by any Holder or by the Parent or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
Attention: ___________________;

         (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it to the attention of __________ at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company; or

         (c) the Parent by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Parent, addressed to it to the attention of __________ at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Parent.

         1.6      NOTICE TO HOLDERS; WAIVER.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Trustee as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         1.7      CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required to be a part of and govern this Indenture, such required provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

         1.8      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         1.9      SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company, the Parent and the other Guarantors shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its successors, whether so expressed or not.

         1.10     SEVERABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         1.11     BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         1.12     GOVERNING LAW.

         This Indenture and the Securities and the rights and obligations of the parties hereto and thereto, including the interpretation, construction, validity and enforceability thereof, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

         1.13     LEGAL HOLIDAYS.

         In any case where any Interest Payment Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

         1.14     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or other agreement of the Company or the Parent or their respective Subsidiaries or of any other Person. Any such indenture, loan or other agreement may not be used to interpret this Indenture.

         1.15 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator, partner or stockholder of the Company or the Parent, as such, will have any liability for any obligations of the Company or the Parent under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

                                   ARTICLE TWO
                               FORMS OF SECURITIES

         2.1      FORMS GENERALLY.

         The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

         The definitive Securities relating thereto shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

         2.2      FORM OF FACE OF SECURITY.

                             TEXAS PETROCHEMICALS LP
                7-1/4% Senior Secured Convertible Notes Due 2009

         No._____                                           $__________

         Texas Petrochemicals LP, a limited partnership duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________ Dollars on ______, ____ and to pay interest thereon from _______, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________ and _____________ in each year, commencing __________, 2004, at the rate of 7-1/4% per annum, until the principal hereof is paid or made available for payment. Interest on this Security shall be calculated on the basis of a 360-day year of 12 30-day months. Interest on overdue principal (and, the extent lawful, on overdue installments of interest) shall accrue at the rate that is 2% per annum in excess of the rate specified in the preceding sentence. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

         Dated:

                                         ________________________________

                                         By______________________________

Attest:

__________________________

         2.3      FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 7-1/4% Senior Secured Convertible Notes Due 2009 (herein called the "Securities"), limited in aggregate principal amount to $60,000,000.00, issued and to be issued under an Indenture, dated as of __________ __, 2004 (herein called the "Indenture"), among the Company, the Guarantors (as defined in the Indenture, which term includes any successor guarantor(s) under the Indenture) and ____________________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on _______, 2009, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of [Name of Parent] (herein called the "Parent", which term includes any successor corporation under the Indenture hereinafter referred
to) at a Conversion Price equal to $9.340033 aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Parent or in blank, to the Parent at its office or agency in the Borough of Manhattan, The City of New York, New York, or at any other office or agency maintained by the Parent for such purpose, accompanied by written notice to the Parent that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted matures prior to such Interest Payment Date), also accompanied by payment in same day funds or other funds acceptable to the Parent of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest

Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Parent shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Parent is a party or the transfer of substantially all of the assets of the Parent, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-Electing Shares).

         In the event of repurchase or conversion of this Security in part only, a new Security or Securities for the unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date all or any part of such Holder's Securities at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Payment Date, provided, however, that if the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the Company shall pay the full amount of any accrued and unpaid interest to the Person in whose name a Security is registered at by close of business on such Regular Record Date, all as and in the manner specified in the Indenture.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any,) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, City of New York, New York, or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

         All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         2.4      FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Securities referred to in the within-mentioned Indenture.

                                            ______________________________
                                            as Trustee

                                            By____________________________
                                            Authorized Officer

         2.5      FORM OF ELECTION TO CONVERT.

         To [Name of Parent]:

         The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into shares of Common Stock of [Name of Parent] in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

         Dated:___________________

Portion of Security to be
converted ($1,000 or an
integral multiple thereof):
$

                                 ____________________________________________
                                 Signature (for conversion only)
                                 If shares of Common Stock are to be issued
                                 and registered otherwise than to the
                                 registered Holder named above, please print
                                 or typewrite name and address, including zip
                                 code, and social security or other taxpayer
                                 identification number.
                                 ____________________________________________
                                 ____________________________________________
                                 ____________________________________________

                                  ARTICLE THREE
                                 THE SECURITIES

         3.1      TITLE AND TERMS.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $60,000,000.00, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.6, or 11.2.

         The Securities shall be known and designated as the "7-1/4% Senior Secured Convertible Notes Due 2009" of the Company. Their Stated Maturity shall be __________ __, 2009, and they shall bear interest at the rate of 7-1/4% per annum, from _______, 2004, payable semi-annually on __________ and __________, commencing _________, 2004 until the principal thereof is paid or made available for payment.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Place of Payment maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall be convertible as provided in Article Eleven.

         The Securities shall be secured as provided in Article Twelve.

         The Securities shall be guaranteed as provided in Article Thirteen.

         3.2      DENOMINATIONS.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         3.3      EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by the Parent, in its capacity as the general partner of the Company, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any or all of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Parent, as general partner of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Parent, as general partner of the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         3.4      TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Parent, as general partner of the Company, may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Parent, as general partner of the Company, shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         3.5      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall keep or cause to be kept a register (the register maintained either at the Corporate Trust Office of the Trustee or in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee is hereby appointed "SECURITY REGISTRAR" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Parent, as general partner of the Company, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Parent, as general partner of the Company, shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of conversion, transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 10.13, 10.16 or 11.2 not involving any transfer.

         Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

         Any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depository for such Global Security shall direct.

         If at any time the Depository for the Securities notifies the Company that it is unwilling or unable to continue as Depository for the Securities or if at any time the Depository for the Securities shall no longer be qualified to serve as the Depository, the Company shall appoint a successor Depository with respect to the Securities. If a successor Depository for the Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

         The Company may at any time and in its sole discretion determine that Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Parent, as general partner of the Company, will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive

Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

         Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depository for such Global Security or any nominee thereof, and no such transfer may be registered, unless
(1) such Depository (A) notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or (B) ceases to be qualified to serve as Depository, (2) the Parent, as general partner of the Company, executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (3) there shall have occurred and be continuing an Event of Default. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depository for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

         Every Security authenticated and delivered upon registration of transfer, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Sections 3.4, 3.6, 9.6, or 11.2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

         3.6      MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If any mutilated Security is surrendered to the Trustee, the Parent, as general partner of the Company, shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         3.7      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date notwithstanding the fact that such Holder was a Holder on such Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (i) or (ii) below:

                  (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                  (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

         In the case of any Security which is repurchased after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such repurchase, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date.

         3.8      PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No Person entitled to any beneficial interest in any Global Security held on its behalf by a Depository or its nominee shall, as such, have any rights under this Indenture with respect to such Global Security, and such Depository or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Authenticating Agent, any Paying

Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         3.9      CANCELLATION.

         All Securities surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

         3.10     COMPUTATION OF INTEREST.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         3.11     FORM OF LEGEND FOR GLOBAL SECURITIES.

         Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

         4.1      SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

         (a)      either

                  (i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                           (A)      have become due and payable, or

                           (B) will become due and payable at their Stated Maturity within one year,

                  and the Company, in the case of (A) or (B) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, as the case may be;

                           (C) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                           (D) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14, rights of registration of transfer, substitution and exchange and conversion of the Securities and, if money shall have been deposited with the Trustee pursuant to Subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3, shall survive.

         4.2      APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

                                  ARTICLE FIVE
                                    REMEDIES

         5.1      EVENTS OF DEFAULT.

         "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such Default for a period of 30 days; or

                  (ii) default in the payment of the principal of (or premium, if any, on) any Security when such principal becomes due and payable at its Maturity or otherwise (including the failure to make payment to purchase Securities properly tendered pursuant to a Change of Control Offer, Asset Sale Offer or Loss Proceeds Offer); or

                  (iii) failure by the Parent to deliver shares of Common Stock when such Common Stock is required to be delivered following conversion of a Security and continuation of such default for a period of 10 days; or

                  (iv) one or more judgments which are not covered by insurance (with deductibles, self-insurance or retention be treated as not covered by insurance) in an aggregate amount in excess of $2,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

                  (v) any Guarantee ceases to be in force and effect or any Guarantee is declared to be null and void and unenforceable or any Guarantee is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

                  (vi) (A) the failure of the Company or any Guarantor to comply with any covenant or agreement contained in any of the Security Documents (after the lapse of any applicable grace periods) which adversely affects the value of the Collateral or the enforceability, validity, perfection or priority of any Lien on the Collateral or the enforceability, validity, perfection or priority of any Lien on the Collateral in favor or the Trustee on any portion or portions of the Collateral with an aggregate fair market value in excess of $2,000,000;
         (B) the repudiation or disaffirmation by the Company or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Guarantor for any reason affecting Collateral with an aggregate fair market value in excess of $2,000,000; or (C) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, any Security Document shall cease to be in force and effect or cease to be effective in all material respects to grant a perfected Lien with the priority purported to be created thereby on any portion or portions of the Collateral with an aggregate fair market value in excess of $2,000,000 if, in either case, such default continues for 10 days after notice; or

                  (vii) default in the performance, or breach, of any covenant or warranty of the Company or Guarantor in this Indenture (other than a covenant or warranty a Default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33-1/3% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (viii) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Restricted Subsidiary or under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company or any Restricted Subsidiary, whether such indebtedness now exists or shall hereafter be created, incurred, assessed or guaranteed, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in any portion of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled, and such portions of such indebtedness so due and payable exceed $2,000,000 in the aggregate for all such defaults; provided, however, that if such default under such mortgage, indenture or instrument shall be remedied or cured by the Company or Restricted Subsidiary , as the case may be, or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Securities; and provided, further, that the Trustee (subject to Sections 6.1 and 6.2) shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company, the trustee under any such mortgage, indenture or instrument, the holder or holders of any such indebtedness or the agent of any such holder or holders or any Holder of any Outstanding Securities; or

                  (ix) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (x) the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor in furtherance of any such action.

         5.2      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default described in clause (ix) or (x) of Section 5.1, occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 33-1/3% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default described in clause (ix) or (x) of Section 5.1 occurs and is continuing, the principal of and interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (i) all overdue installments of interest on the Securities,

                  (ii) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                  (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (v) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such acceleration or declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         5.3      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
         TRUSTEE.

         The Company covenants that if:

                  (i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (ii) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or otherwise,

         the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         5.4      TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any,) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors or other similar committee.

         5.5      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         5.6      APPLICATION OF MONEY COLLECTED.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any,) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  First: To the payment of all amounts due the Trustee under
         Section 6.7;

                  Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any,) and interest, respectively; and

                  Third: The balance, if any, to the Person or Persons entitled thereto, including, without limitation, the Company.

         5.7      LIMITATION ON SUITS.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 33-1/3% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         5.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST AND TO CONVERT.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any,) and (subject to Section 3.7) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of repurchase, on the Repurchase Date) and to convert such Security in accordance with Article Eleven and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

         5.9      RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         5.10     RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         5.11     DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         5.12     CONTROL BY HOLDERS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         5.13     WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default:

                  (i) in the payment of the principal of (or premium, if any,) or interest on any Security, or

                  (ii) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         5.14     UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any,) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of repurchase, on or after the Repurchase Date) or for the enforcement of the right to convert any Security in accordance with Article Eleven.

         5.15     WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX
                                   THE TRUSTEE

         6.1      CERTAIN DUTIES AND RESPONSIBILITIES.

         (a)      Except during the continuance of an Event of Default,

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                  (i)      the Trustee undertakes to perform such duties and
         only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         6.2      NOTICE OF DEFAULTS.

         Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of

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

such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any,) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(vii), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         6.3      CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 6.1:

                  (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (iv) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction or any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         6.4      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         6.5      MAY HOLD SECURITIES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

         6.6      MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         6.7      COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

                  (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder not to exceed $___________ in any year;

                  (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and

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

         expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.1, the expenses are intended to constitute expenses of administration under any bankruptcy law.

         6.8      DISQUALIFICATION; CONFLICTING INTEREST.

                  (i) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                  (ii) In the event that the Trustee shall fail to comply with the provisions of Subsection (i) of this Section with respect to the Securities, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such failure.

         6.9      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be one or more Trustee(s) hereunder at least one of whom shall be at all times a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee for the Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee for the Securities of any series issued hereunder.

         6.10     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                  (i) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                  (ii) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been

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

         delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (iii) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (iv)     If at any time:

                           (A)      the Trustee shall fail to comply with
                  Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (B)      the Trustee shall cease to be eligible under
                  Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                           (C) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (v) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (vi) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

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

         6.11     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         6.12     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         6.13     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         (a) Subject to Subsection (iii) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (iv) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (iv) of this Section:

                  (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this Subsection, or from the exercise of any right of setoff which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

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

                  (ii) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

                           (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law;

                           (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                           (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (iv) of this Section, would occur within three months; or

                           (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                           (E) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months' period; and

                           (F) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                  (iii) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

                           (A) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                           (B) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

                           (C) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                           (D) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (iv) of this Section;

                           (E)      the ownership of stock or of other
                  securities of a corporation organized under the provisions of
                  Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

                           (F) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (iv) of this Section.

                  (iv)     For the purposes of this Section only:

                           (A) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                           (B) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

                           (C) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                           (D) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

                           (E) the term "Company" means any obligor upon the Securities; and

                           (F) the Term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

         6.14     APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee, the Company, the Authenticating Agent or such successor corporation.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if

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originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Securities described in the within mentioned Indenture.

                                 ____________________________________
                                 As Trustee

                                 By:_________________________________
                                       As Authenticating Agent

                                 By:_________________________________
                                       Authorized Officer

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         7.1      COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee:

                  (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

         7.2      PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                  (i) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section
         7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

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                  (ii)     If three or more Holders (herein referred to as
         "APPLICANTS") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                           (A) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(i), or

                           (B) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(i), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(i) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such a mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                  (iii) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(ii), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(ii).

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

         7.3      REPORTS BY TRUSTEE.

                  (i) The term "reporting date", as used in this Section, shall be May 15, commencing with May 15 of the year following the first issue of any Securities under this Indenture. Within 60 days after the reporting date in each year, or at any other times as may be required by the Trust Indenture Act, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to any of the following events which may be occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted:

                           (A)      any change to its eligibility under Section
                  6.9 and its qualifications under Section 6.8, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

                           (B) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

                           (C) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(a)(iii)(B), (C), (D) or (F);

                           (D) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                           (E) any additional issue of Securities which the Trustee has not previously reported; and

                           (F) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.2.

                  (ii) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (i) of this Section (or if no such report has yet

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

         been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

                  (iii) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which Securities are listed, and also with the Commission and with the Company. The Company will notify the Trustee when Securities are listed on any securities exchange.

                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         8.1      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company shall not consolidate with or merge into any other Person (whether or not the Company is the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (i) either (A) the Company is the surviving corporation or (B) the Person (other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered by such Person to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any,) and interest on all the Securities and the performance of every covenant of this Indenture and Security Documents on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 11.10;

                  (ii)     immediately after giving effect to such transaction,
         (A) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing and (B) the Company or the surviving Person, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness under Section 10.12; and

                  (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

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

         8.2      SUCCESSOR SUBSTITUTED FOR COMPANY.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. In the event of any such conveyance or transfer, the Company as the predecessor corporation may be dissolved, wound up and liquidated at any time thereafter.

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

         9.1      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the Securities or the Guarantees or to add Collateral; or

                  (iv) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.10; or

                  (v) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provision of this Indenture, provided such action pursuant to this clause (v) shall not adversely affect the interests of the Holders in any material respect; or

                  (vi) to add or release Guarantors in accordance with the terms of this Indenture; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add

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

         to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act.

         9.2      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right of any Holder to receive payment of principal, interest or premium on such Holder's Securities on or after the due dates therefore or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, adversely affect the right to convert any Security as provided in Article Eleven (except as permitted by Section 9.1(iv)) or adversely affect the Guarantees as provided in Article Thirteen, or

                  (ii) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (iii)    modify any of the provisions of this Section or
         Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture, or

                  (iv) modify any provisions of any of the Guarantees or Security Documents in a manner adverse to the Holders, or

                  (v) modify the provisions of Section 10.13 after the occurrence of an Asset Sale or the provisions of Section 10.16 after the occurrence of a Change of Control; or

                  (vi) subordinate the Securities or the Guarantees to any other Indebtedness.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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

         9.3      EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.1(vii)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         9.4      EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         9.5      CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         9.6      REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE TEN
                                    COVENANTS

         10.1     PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

         The Company will duly and punctually pay the principal of (and premium, if any,) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

         10.2     MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Parent will maintain in the Place of Payment, an office or agency where Securities may be surrendered for conversion. The

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

Company and the Parent will each give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and the Parent hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company or the Parent may also from time to time designate one or more other offices or agencies (in or outside of the Place of Payment) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Parent of its obligation to maintain an office or agency in the Place of Payment for such purposes. The Company and the Parent will each give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         10.3     MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any,) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Company (or any obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

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

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of (and premium, if any,) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         10.4     EXISTENCE; LINE OF BUSINESS.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders. The Company and each Guarantor shall not be engaged in any line of business other than the lines of business in which it is engaged on the Original Issue Date; provided, however, that the Company or a Guarantor may engage in other businesses or activities provided that all of such other businesses or activities are not in the aggregate material to the Company or such Guarantor.

         10.5     MAINTENANCE OF PROPERTIES; INSURANCE.

         The Company and each Guarantor will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.5 shall prevent the Company or any Guarantor from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company or such Guarantor, desirable in the conduct of its business and not disadvantageous in any

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material respect to the Holders. The Company and each Guarantor shall keep at all times all of its properties which are of an insurable nature insured (which may include self-insurance) against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by Persons similarly situated and owning like properties in accordance with good business practice. The Company and each Guarantor shall keep at all times business interruption insurance with such amounts of coverage as is customary for Persons of a comparable size and operating in a comparable business.

         10.6     PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         10.7     REPORTS.

         Each of the Parent and the Company shall:

                  (i) file with the Trustee, within 15 days after the Parent or the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Parent or the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Parent or the Company pursuant to paragraphs (i) and (ii) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

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         Notwithstanding the foregoing and to the extent permitted by Regulation
S-X under the Exchange Act as reasonably determined by outside counsel to the Parent, all of the information, reports and filings otherwise required of the Company may instead be supplied by and relate to the Parent if Parent (A) remains a Guarantor with direct and indirect ownership of 100% of the Equity Interests of the Company, (B) has no material assets other than the Equity Interests of the Company, the Equity Interests of the sole limited partner of the Company, and property distributed thereon to be distributed by the Parent to the stockholders of the Parent, (C) has no material business operations, and (D) has no material liabilities other than liabilities for corporate franchise and other taxes and for other operating and administrative expenses directly attributable to the operation and administration of the Parent's Subsidiaries.

         10.8     COMPLIANCE CERTIFICATE.

                  (i) The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to this Section 10.8 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 10 or Article 13 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (iii) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon and in any event within 10 Business Days after any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

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         10.9     STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         10.10    LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (i) a Default shall have occurred and be continuing (or would result therefrom);

                  (ii) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 10.12; or

                  (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Original Issue Date made pursuant to this Section (iii) and all Restricted Payments since the Original Issue Date made pursuant to Section 10.10(b)(i), (b)(iii) and
         (b)(iv) would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Original Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Equity Interests) subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Company) and 100% of any cash capital contribution received by the Company from its partners subsequent to the Original Issue Date; plus

                           (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Original Issue Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Equity Interests) of the Company (less the amount of any

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                  cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                           (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding amounts that contribute to Consolidated Net Income), in each case received by the Company or any Guarantor and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         (b) The provisions of Section 10.10(a) shall not prohibit (but in the case of subparagraphs (b)(iii)and (b)(iv) of this Section 10.10 only if no Default has occurred and is continuing or would result therefrom):

                  (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent issuance or sale of, or made by conversion into or exchange for, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary of the Company) or a substantially concurrent cash capital contribution received by the Company from one or more of its partners;

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or a Guarantor that is subordinated to the Securities or Guarantees, as applicable, made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, subordinated Indebtedness which is permitted to be Incurred pursuant to Section 10.12;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 10.10; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (iv) the purchase, redemption or other acquisition or retirement for value of shares of Equity Interests of the Company or any of its Subsidiaries, and dividends, distributions or advances to the Parent to be used by the Parent for the purchase, redemption or other acquisition or retirement for value of shares of Equity Interests of the Parent, in each case from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements

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

         (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors, under which such individuals purchase or sell or are granted the option to purchase or sell such Equity Interests; provided, however, that the aggregate amount of such purchases, redemptions and other acquisitions or retirements shall not exceed $1,000,000; provided, further that cashless exercises of options and warrants from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries shall not be deemed to be Restricted Payments for the purposes of this Section 10.10;

                  (v) dividends, distributions, payments or advances to the Parent to be used by the Parent to pay Federal, state and local taxes payable by the Parent and directly attributable to (or arising as a result of) the operations of the Company and its Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state and local taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends pursuant to this clause (5) are used by the Parent for such purposes within 20 days of the receipt of such dividends; and

                  (vi) dividends, distributions, payments or advances to the Parent to the extent necessary to pay for general corporate and overhead expenses incurred by the Parent, including, without limitation, directors fees, legal and audit expenses, Commission compliance expenses and franchise and other taxes, in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Company.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by an Officer of the Parent (if such fair market value is less than $1,000,000), or by the Board of Directors (in all other cases), in each case pursuant to an Officers' Certificate delivered to the Trustee.

         10.11 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Equity Interests or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances to, or Guarantee any Indebtedness or other obligations of, the Company or any Restricted Subsidiary, or (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) the Revolving Credit Facility, the Indenture, the Security Documents and the Securities, (b) applicable law, (c) any instrument governing Indebtedness or

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Equity Interests of a Person acquired by the Company or any of its Restricted
Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred, (d) customary non-assignment provisions in leases, licenses and other contracts and other contracts entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) of this Section 10.11 above on the property so acquired, (g) any agreement for the sale of a Subsidiary or a substantial portion of such Subsidiary's assets that restricts distributions by that Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced as determined in good faith by the Board of Directors, (i) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (k) any agreement or instrument governing Indebtedness permitted to be Incurred under this Indenture; provided that the terms and conditions of any restrictions and encumbrances, taken as a whole, are not more restrictive than those contained in this Indenture.

         10.12    LIMITATION ON INCURRENCE OF INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness; provided, however, that the Company may Incur Indebtedness and the Company's Subsidiaries may Incur Indebtedness if the Consolidated Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such preferred stock is issued would not be greater than 3.5 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period and, with respect to any fiscal quarter beginning prior to the Original Issue Date, after giving pro forma effect to the Reorganization Case as if the transactions related to the plan of reorganization confirmed in connection with the Reorganization Case had been effected prior to the beginning of such four-quarter period but without giving effect to any extraordinary expenses related to the Reorganization Case.

         The provisions of the first paragraph of this Section 10.12 will not apply to the Incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (i) the Incurrence by the Company and the Guarantors of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the stated amount thereof) and other obligations under the Revolving Credit Facility in an aggregate principal amount that does not exceed at any one time $50,000,000 less the

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

         aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under such Revolving Credit Facility pursuant to Section
         10.13 hereof (other than temporary paydowns pending final application of such Net Proceeds);

                  (ii) the Incurrence by the Company and any of its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the Incurrence by the Company of Indebtedness represented by the Securities in an aggregate principal amount not to exceed $60,000,000;

                  (iv) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be Incurred;

                  (v) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
         (v);

                  (vi) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (vii) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or another Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 10.12;

                  (viii) the Incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (viii); and

                  (ix) the Incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (ix), not to exceed $10,000,000 at any time outstanding.

         For purposes of determining compliance with this Section 10.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described

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in clauses (i) through (ix) above or is entitled to be Incurred pursuant to the first paragraph of this Section 10.12, the Company shall, in its sole discretion, classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 10.12.

         10.13    LIMITATION ON ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a majority of the members of the Board of Directors who are not Officers or employees of the Parent or any if its Subsidiaries) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or the Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) in the case of any Asset Sale constituting the transfer (by merger or otherwise) of all of the Equity Interests of a Restricted Subsidiary, any liabilities (as shown on such Restricted Subsidiary's most recent balance sheet) of such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or the Guarantees) that will remain outstanding after such transfer and will not be a liability of the Company or any other Restricted Subsidiary of the Company following such transfer and (z) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 90 days into cash (to the extent of the cash received), shall be deemed to be cash for purposes of determining the percentage of cash consideration reviewed under this provision. To the extent that the assets which are the subject of any Asset Sale constitute Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Collateral Agent, and all Net Proceeds from such an Asset Sale shall be deposited in the escrow account established by the Security Documents.

         Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company must use such Net Proceeds to make an investment in properties and assets that replace the properties and assets that were the subject of the Asset Sale or in properties and assets (excluding Equity Interests other than Equity Interests of an entity that is (or immediately will become) a Guarantor) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Original Issue Date or in a business reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will be required to make a pro rata offer to all Holders of Securities and any holders of other Indebtedness that is pari passu with the Securities or the Guarantees in question and that requires such an offer and

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contains provisions similar to those set forth in this Indenture with respect to offers (an "ASSET SALE OFFER"), to purchase or redeem with the proceeds of sales of assets in accordance with Section 10.16, the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale
Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. The Company will comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale
Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. If the aggregate principal amount of Securities tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for the Securities (the "OFFER AMOUNT"), the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         10.14    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $200,000, a Board Resolution certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) transactions between or among the Company and/or its Restricted Subsidiaries or between or among its Restricted Subsidiaries, including the Incurrence of intercompany Indebtedness permitted by Section 10.12; (ii) the payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company or indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements, compensation or employee benefit arrangements or incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary (including benefits under the foregoing); (iii) Restricted Payments made in compliance with Section 10.10; and (iv) loans or advances to employees and

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reimbursement of actual out-of-pocket expenses incurred by officers, directors and employees, in each case in the ordinary course of business in an amount not to exceed $1,000,000.

         10.15    LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, securing Indebtedness or trade payables, except Permitted Liens.

         10.16    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon (the "CHANGE OF CONTROL PURCHASE PRICE"), to the date of purchase (the "CHANGE OF CONTROL PAYMENT DATE"); provided, however, that, if the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the Company shall pay the full amount of any accrued and unpaid interest to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who validly tender Securities pursuant to the Change of Control Offer in respect of such Interest Payment Date.

         (b) Within fifteen Business Days following any Change of Control, the Company shall mail a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein that each Holder has the right to require the Company to purchase such Holder's Securities at the Change of Control Purchase Price, and that, although Holders are not required to tender their Securities, all Securities that are validly tendered shall be accepted for payment;

                  (ii) the circumstances giving rise to the Change of Control;

                  (iii) the Change of Control Purchase Price and the Change of Control Payment Date, which will be no earlier than 20 Business Days and no later than 35 Business Days after the date such notice is mailed;

                  (iv) that any Security accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest, after the Change of Control Payment Date;

                  (v) that any Securities (or portions thereof) not validly tendered shall continue to accrue interest;

                  (vi) that any Holder electing to have a Security purchased pursuant to any Change of Control Offer shall be required to surrender the Security, with the form

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         entitled "Option of Holder to Elect Purchase" on the reverse of the
         Security completed, or transfer by book entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three (3) Business Days before the Change of Control Payment Date;

                  (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                  (viii) the instructions and any other information necessary to enable Holders to tender their Securities (or portions thereof) and have such Securities (or portions thereof) purchased pursuant to the Change of Control Offer; and

                  (ix) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities; provided that such new Note must be equal to $1,000 principal amount and integral multiples thereof.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof.

         (d) Upon surrender and cancellation of a Security that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Security, a new Security equal in principal amount to the unpurchased portion of such surrendered Security; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Upon surrender of a Global Security that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Security. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this
Section 10.16, the Trustee shall act as the Paying Agent.

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         (e)      Notwithstanding anything to the contrary in this Section
10.16, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 10.16 hereof and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.16 by virtue thereof.

         10.17    PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         10.18    LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction if (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as determined by a majority of the members of the Board of Directors that are not Officers or employees of the Parent or any of its Subsidiaries) of the property subject to such transaction; (ii) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 10.12; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction; (iii) the Sale/Leaseback Transaction is treated as an Asset Sale and all of the conditions of Section 10.13 are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Proceeds for the purposes of Section 10.13.

         10.19 LIMITATION ON ISSUANCE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES.

         The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Equity Interests of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Equity Interests) except: (i) to the Company or a wholly owned subsidiary of the Company; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Equity Interests of foreign Restricted

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Subsidiaries, to the extent required by applicable law; or (iii) issuances or sales of common stock of a Restricted Subsidiary so long as immediately giving effect to the issuance or sale, the Restricted Subsidiary would continue to be a Restricted Subsidiary, provided that the proceeds therefrom shall be treated as proceeds from an Asset Sale in accordance with Section 10.13.

         10.20    ADDITIONAL GUARANTEES.

         If any Guarantor shall acquire or create a Subsidiary organized in the United States, or a foreign Subsidiary to the extent that no adverse tax consequences to the Guarantor would result from the issuance of a Guarantee by such foreign subsidiary, after the date of this Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture; provided that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (i) shall not be subject to the requirements of this Section 10.20 and (ii) shall be released from all Obligations under any Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.

         10.21    PERFECTION OF SECURITY INTERESTS.

         The Company shall preserve the Liens granted under the Security Documents and undertake all actions which are required by applicable law that are necessary or appropriate in the reasonable judgment of the Trustee or the Collateral Agent to (a) maintain the Liens of the Collateral Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Company's rights and title and the rights of the Collateral Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

         10.22    EVENTS OF LOSS TO COLLATERAL.

         In the event of an Event of Loss with respect to any Collateral, the Company or the affected Guarantor, as the case may be will apply the Net Loss Proceeds from such Event of Loss within 90 days after receipt, at its option:
(i) to the rebuilding, repair, replacement or construction of improvements to the affected property (the "SUBJECT PROPERTY"); or (ii) to make capital expenditures with respect to the Collateral or to acquire properties or assets that will constitute Collateral and be used or useful in the business of the Company or any of its Restricted Subsidiaries; provided that if during such 90-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Loss Proceeds in accordance with the requirements of clause (i) or (ii) or if the application of such Net Loss Proceeds is part of a project authorized by the Board of Directors in good faith that will take longer than 90 days (but in no event longer than 270 days in the aggregate) to complete, and such project has begun, such 90-day period will be extended with respect to the amount of Net Loss Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or until completion of such project, as the case may be. Pending the final application of any Net Loss Proceeds, the Company or any Restricted Subsidiary shall deposit such Net Loss Proceeds in the Collateral Account.

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         Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in the first sentence of the preceding paragraph will be deemed to constitute "EXCESS LOSS PROCEEDS". When the aggregate amount of Excess Loss Proceeds exceeds $5,000,000, the Company will make an offer to all Holders of the Securities (a "LOSS PROCEEDS OFFER") to purchase the maximum principal amount of Securities that may be purchased out of such Excess Loss Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date in accordance with the procedures set forth in this Indenture).

         If the aggregate principal amount of Securities surrendered by Holdings exceeds the Excess Loss Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be repurchased on a pro rata basis. Notwithstanding anything to the contrary in the foregoing, the Company may commence a Loss Proceeds Offer prior to the expiration of 270 days after the occurrence of an Event of Loss. If any Excess Loss Proceeds remain after the consummation of any Loss Proceeds Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture.

                                 ARTICLE ELEVEN
                            CONVERSION OF SECURITIES

         11.1     CONVERSION PRIVILEGE AND CONVERSION PRICE.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Parent, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on ______, 2009.

         The Conversion Price at which shares of Common Stock shall be delivered upon conversion shall be initially $9.340033 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 11.4.

         11.2     EXERCISE OF CONVERSION PRIVILEGE.

         To exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Parent or in blank, at any office or agency of the Parent maintained for that purpose pursuant to Section 10.2, accompanied by written notice to the Parent at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities whose Maturity is prior to such Interest Payment Date) be accompanied by payment in same day funds or other funds acceptable to the Parent of an amount equal to the interest payable on such Interest Payment Date

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on the principal amount of Securities being surrendered for conversion. Except as provided in the preceding sentence and subject to the fourth paragraph of
Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Parent shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3.

         In the case of any Security which is converted in part only, upon such conversion the Parent shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Parent, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         11.3     FRACTIONAL SHARES.

         The Parent shall not be required upon the conversion of any Security to issue any fractional shares, but may, in lieu of issuing any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), pay a cash adjustment in respect of such fraction in any amount equal to the same fraction of the Current Market Price per share on the day of conversion. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. The Holders, by their acceptance of the Securities, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

         11.4     ADJUSTMENT OF CONVERSION PRICE.

         In order to prevent dilution of the rights granted under the Securities and to grant the Holders certain additional rights, the Conversion Price shall be subject to adjustment from time to time as provided in this Section.

         (a) Subdivisions and Combinations. In the event the Parent shall, at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, effect a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (other than (x) a subdivision upon a merger or consolidation or sale to which Section 11.10 applies or (y) a stock split effected by means of a stock dividend or distribution to which Section 11.4(b) applies), then and in each such event the

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Conversion Price in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately decreased. Conversely, if the Parent shall, at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than a combination upon a merger or consolidation or sale to which Section 11.10 applies), then and in each such event the Conversion Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased. Any adjustment under this
Section 11.4(a) shall become effective immediately after the opening of business on the day after the date upon which the subdivision or combination becomes effective.

         (b) Common Stock Dividends. In the event the Parent shall, at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, make or issue to the holders of its Common Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its Equity Interests payable in, shares of Common Stock (other than a dividend or distribution upon a merger or consolidation or sale to which Section 11.10 applies), then and in each such event the Conversion Price in effect at the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):

         (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination; and

         (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

         Any adjustment under this Section 11.4(b) shall, subject to Section 11.4(h)(iv), become effective immediately after the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution.

         (c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation or sale to which Section 11.10 applies) into shares of Common Stock and shares of any other class of stock shall be deemed:

         (i) a distribution by the Parent to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of Section 11.4(d) (and the effective date of such reclassification shall be deemed to be "the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution" for the purposes and within the meaning of Section 11.4(d)); and

         (ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of

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         Section 11.4(a) (and the effective date of such reclassification shall be deemed to be "the date upon which such subdivision becomes effective" or "the date upon which such combination becomes effective", as applicable, for the purposes and within the meaning of Section 11.4(a)).

         (d) Property Dividends. In the event the Parent shall, at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, make or issue a dividend or distribution to holders of Common Stock a Property Dividend (other than (x) a Receivable Dividend, a Received Dividend or an Excluded Dividend or (y) any dividend or distribution of any rights or warrants referred to in Section 11.4(f)), then and in each such event the Conversion Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):

         (i) the numerator of which shall be the Current Market Price per share of Common Stock on such date for determination minus the portion applicable to one share of Common Stock of the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) of such Property Dividend so distributed; and

         (ii) the denominator of which shall be such Current Market Price per share of Common Stock.

         Any adjustment under this Section 11.4(d) shall, subject to Section 11.4(h)(iv), become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution. If the Board of Directors determines the fair market value of any Property Dividend for purposes of this Section 11.4(d) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock.

         (e) Self-Tender Offers. In the event, at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, a Parent Offer, other than a Excluded Parent Offer, shall expire, then and in each such event the Conversion Price in effect immediately prior to the close of business on the date of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such Parent Offer shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):

         (i)      the numerator of which shall be equal to (A) the product of
         (1) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less
         (B) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Parent Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares

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         deemed so accepted, up to any maximum amount provided for in connection with such Parent Offer, being referred to as the "PURCHASED SHARES");
         and

         (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less the number of Purchased Shares.

         Any adjustment under this Section 11.4(e) shall become effective immediately prior to the opening of business on the day after the Expiration Time.

         (f) Distributions of Warrants. In the event the Parent shall, at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, make or issue any warrants or other rights to subscribe for or purchase any shares of Common Stock (other than (x) a Received Dividend or a Receivable Dividend or (y) a distribution of such warrants or rights upon a merger or consolidation or sale to which Section 11.10 applies), which are exercisable for a period of not more than 60 days from the issuance thereof, and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price per share of Common Stock on the date of issuance, then and in each such event the Conversion Price at the opening of business on the day after such date for determination shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):

         (i) the numerator of which shall be the number of shares of Common Stock Outstanding at the close of business on such date for determination plus the number of shares of Common Stock that the minimum consideration received and receivable by the Parent for the issuance of such maximum number of shares of Common Stock pursuant to the terms of such warrants or other rights would purchase at such Current Market Price; and

         (ii) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on such date for determination plus the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights.

         Any adjustment under this Section 11.4(f) shall, subject to Section 11.4(h)(iv), become effectively immediately after the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution.

         Rights or warrants issued by the Parent to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, in each case in clauses (A) through (C) until the occurrence of a specified event or events ("TRIGGER EVENT"), shall for purposes of this
         Section 11.4(f) and Section 11.4(d) not be deemed distributed until the occurrence of the earliest Trigger Event.

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         (g)      Superseding Adjustment. In the event at any time after any adjustment of the number of shares of Common Stock into which each Security is convertible shall have been made pursuant to Section 11.4(f) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of shares of Common Stock into which each Security is convertible shall have been made pursuant to this Section 11.4(g), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Parent by written notice to the Trustee, such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled as to any then Outstanding Securities, and the shares of Common Stock that were deemed for purposes of the computations set forth in Section 11.4(f) to have been issued by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been issued.

         (h) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Conversion Price under this Section 11.4:

         (i) Treasury Stock. The dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the Parent shall be deemed a dividend or distribution of shares of Common Stock for purposes of this Section 11.4. The Parent shall not make or issue any dividend or distribution on shares of Common Stock held in the treasury of the Parent. For the purposes of this Section 11.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (ii) When Adjustments Are to be Made. The adjustments required by Sections 11.4(a), 11.4(b), 11.4(c), 11.4(d), 11.4(e) and 11.4(f) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Conversion Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 11.4(a), 11.4(b), 11.4(c), 11.4(d), 11.4(e) and 11.4(f) and not
         previously made, would result in such minimum adjustment.

         (iii) Fractional Interests. In computing adjustments under this Article, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

         (iv) Deferral Of Issuance Upon Conversion. In any case in which Sections 11.4(b), 11.4(d) or 11.4(f) shall require that a decrease in the Conversion Price be made effective prior to the occurrence of a specified event and any Security is converted after the time at which the adjustment became effective but prior to the occurrence of such specified event, the Parent may elect to defer until the occurrence of such specified event the corresponding reduction in the Conversion Price.

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

         (i) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of any of the shares of Common Stock into which the Securities are convertible, the Parent will take any corporate action that may be necessary in order that the Parent may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

         (j) Optional Tax Adjustment. The Parent may at its option, at any time while the Securities remain Outstanding, decrease the Conversion Price, in addition to those changes required by Sections 11.4(a), 11.4(b), 11.4(c), 11.4(d), 11.4(e) or 11.4(f), as deemed advisable by the Board of Directors, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (k) Statement on Securities. Irrespective of any adjustment in the kind of shares into which the Securities are convertible, Securities theretofore or thereafter issued may continue to express the same price and kind of shares initially issuable pursuant to this Agreement.

         (l) Certain Actions During Specified Period. During any Specified Period, the Company shall not combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, effect a reclassification of its Common Stock or effect any Transaction.

         (m) Certain Actions Respecting Received Cash Dividends. If the Parent shall have given notice to the Trustee of its intention to treat a distribution as a Received Dividend hereunder, the Parent shall not permit the date for the determination of holders of shares of Common Stock entitled to receive any other dividend or distribution referred to in Sections 11.4(b) or 11.4(d) or to receive any rights, options or warrants referred to in Section 11.4(f), the date of any Expiration Time referred to in Section 11.4(e), the effective date of any subdivision or combination referred to in Section 11.4(a) or the date of consummation of any Transaction to be the same date as the date which is, or is the day before, the date for determination of holders of Common Stock entitled to receive such Received Dividend.

         11.5     NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

         Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section, the Parent at its expense shall promptly:

                  (i) compute such adjustment in accordance with the terms hereof;

                  (ii) after such adjustment becomes effective, deliver to all Holders in accordance with Section 1.6 a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Securities shall be convertible and the Conversion Price) and showing in detail the facts upon which such adjustment is based; and

                  (iii) deliver to the Trustee and file at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 10.2 a certificate of the

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         Treasurer of the Parent setting forth the Conversion Price and the number of shares of Common Stock into which each Security is convertible after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the Current Market Price of the Common Stock or the fair market value of any evidences of indebtedness, shares of Equity Interests, securities, cash or other assets or consideration used in the computation was determined). As provided in Section 6.3, the Trustee shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

         11.6     NOTICE OF CERTAIN CORPORATE ACTIONS.

         In the event the Parent shall propose:

                  (i) to make or issue any dividend or other distribution to holders of Common Stock of any stock, other securities, cash, assets or property or of any rights to subscribe for or purchase any shares of stock of any class or any other securities, rights or options; or

                  (ii)     to effect any Transaction; or

                  (iii) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Parent; or

                  (iv)     to effect any reclassification of its Common Stock;
         or

                  (v) to commence a Parent Offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such Parent Offer),

then, and in each such case, the Parent shall cause to be filed with the Trustee and shall give to each Holder of a Security, in accordance with Section 1.6, a notice of such proposed action. Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution; (y) the date on which such reclassification, Transaction, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, Transaction, liquidation, dissolution or winding up; or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Such notice shall be given, in the case of any action covered by clause (i) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of much action or, in the case of any action covered by clauses (ii) through (v) above, at least 20 days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule l0b-17 under the Exchange Act.

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         If at any time the Parent shall cancel any of the proposed transactions for which notice has been given under this Section prior to the consummation thereof, the Parent shall give each Holder prompt notice of such cancellation in accordance with Section 1.6 hereof.

         11.7     RESERVATION AND AUTHORIZATION OF COMMON STOCK.

         The Parent covenants that, so long as any Securities remain Outstanding, the Parent will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the Securities and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the conversion in full of all Outstanding Securities. The Parent further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the conversion in full of all Outstanding Securities. The Parent covenants that all shares of Common Stock issuable upon conversion of the Securities will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Parent shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Parent upon each such issuance). The Parent covenants that all shares of Common Stock will, at all times that Securities are convertible, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed. The Parent covenants that the stock certificates issued to evidence any shares of Common Stock issued upon conversion of Securities will comply with the Delaware General Corporation Law and any other applicable law.

         The Parent hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Trustee is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor Outstanding Securities upon conversion thereof in accordance with the terms of this Indenture, and the Parent hereby authorizes and directs such transfer agents to comply with all such requests of the Trustee. The Parent will supply such transfer agents with duly executed stock certificates for such purposes.

         11.8     TAXES ON CONVERSION.

         The Parent shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Parent shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any Person other than the Holder of the Security surrendered upon conversion, and in case of such transfer or payment, the Trustee and the Parent shall not be required to issue or deliver any certificate or pay any cash until (a) such

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tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Trustee or the Parent or (b) it has been established to the Parent's satisfaction that any such tax or other charge that is or may become due has been paid.

         11.9     CANCELLATION OF CONVERTED SECURITIES.

         All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

         11.10    CHANGES IN COMMON STOCK.

         In case at any time or from time to time after the Original Issue Date while the Securities remain Outstanding, the Parent shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting:

                  (i) a merger of the Parent into, a consolidation of the Parent with, or a sale of all or substantially all of the Parent's assets to, any other Person (a "NON-SURVIVING TRANSACTION"), or

                  (ii) any merger of another Person into the Parent in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (a "SURVIVING TRANSACTION"; any Non-Surviving Transaction or Surviving Transaction being herein called a "TRANSACTION"), then, as a condition to the consummation of such Transaction, the Parent shall (or, in the case of any Non-Surviving Transaction, the Company shall cause such other Person to) execute and deliver to the Trustee a supplemental indenture providing that: (x) so long as any Security remains Outstanding, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Indenture, each Security, upon the conversion thereof at any time on or after the consummation of such Transaction, shall be convertible into, in lieu of the Common Stock issuable upon such conversion prior to such consummation, only the securities or other property ("SUBSTITUTED PROPERTY") that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Security was convertible immediately prior to such Transaction, assuming such holder of Common Stock: (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a Constituent Person; and (B) failed to convert his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then, for the purposes of this Section 11.10, the kind and amount of securities, cash and other property receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and (y) the rights and obligations of the Parent (or, in the event of a

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Non-Surviving Transaction, such other Person) and the Holders in respect of
Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Parent and Holders in respect of Common Stock hereunder. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 11.10 shall similarly apply to successive Transactions.

         11.11    NO VOTING OR DIVIDEND RIGHTS.

         Subject to the provisions of Sections 11.4 and 11.6 hereof and except as may be specifically provided for herein, until the conversion of any
Security:

                  (i) no Holder of a Security shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Parent, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of, stockholders or any other proceedings of the Parent;

                  (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Parent;

                  (iii) except with respect to any Received Dividend, no such Holder, by reason of the ownership or possession of a Security representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Parent prior to, or for which the relevant record date preceded, the date of the conversion of such Security; and

no such Holder shall have any right not expressly conferred by the Security held by such Holder.

                                 ARTICLE TWELVE
                              SECURITY ARRANGEMENTS

         12.1     COLLATERAL AND SECURITY DOCUMENTS.

                  (i) To secure the due and punctual payment of principal of and interest on the Securities by the Company when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, upon a Change of Control Offer or an Asset Sale Offer, or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), on the Securities and performance of all other Obligations of the Company and the Guarantors to the Holders of the Securities, the Trustee or the Collateral Agent under this Indenture, the Securities, the Guarantees, and the Security Documents, according to the terms hereunder or thereunder, each of the Company and the Guarantors will enter into the Security Documents, to create the security interests with respect to the Collateral. The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Security Documents.

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

                  (ii) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee, in its capacity as Collateral Agent, to perform their respective obligations and exercise their respective rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act will control.

                  (iii) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee and the Collateral Agent on behalf of such Holders, will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other Indebtedness and obligations of the Company.

                  (iv) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

                  (v) With respect to the Trustee acting as Collateral Agent, the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Security Documents and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents.

                  (vi) The Company and each Guarantor will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents to which it is a party, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens on the Collateral contemplated by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and each Guarantee secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Company will take, as required by applicable law, any and all reasonable actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company under this Indenture and the Securities and the Security Documents to which it is a party, valid and enforceable, perfected (except as expressly provided herein and therein) Liens in and on all the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Securities. Each Guarantor will take, as required by applicable law, any and all reasonable actions required to cause the Security Documents to which it is a party to create and maintain for its Obligations under each Guarantee and the Security Document related thereto, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Securities. Each of the Company and the Guarantors shall, as promptly as practicable,

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

         cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the applicable Security Documents to which it is party (except as otherwise expressly provided herein and therein) to the extent contemplated by the Security Documents.

         12.2     RELEASE OF COLLATERAL.

         Collateral may be released from the Liens created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents or in accordance with this Indenture. In addition, upon the request of the Company pursuant to an Officers' Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Trustee will release Collateral that is sold, conveyed, or disposed of in compliance with the provisions of this Indenture. Upon receipt of such Officers' Certificate and Opinion of Counsel, the Trustee will execute, deliver and acknowledge any necessary or proper instruments of termination or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. The release of any Collateral from the terms hereof and/or of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Security Documents are terminated, pursuant to this Indenture or the applicable Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien in accordance with the terms hereof and/or of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture and/or the Security Documents. To the extent applicable, the Company and each obligor on the Securities shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the Company, except in cases which
Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of the Indenture, or any Security Document, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.4, an Officers' Certificate certifying that such release is authorized or permitted by this Indenture and/or the Security Documents and the Intercreditor Agreement and that all conditions precedent, if any, to such release have been satisfied.

         12.3     OPINIONS AS TO RECORDING.

                  (i) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective. Such Opinion of Counsel shall cover the necessity for recordings, registrations

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

         and filings required in all relevant jurisdictions. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

                  (ii) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the Original Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refilling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance or otherwise as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such opinion of counsel shall cover the necessity of recordings, registrations, filing, re-recordings, re-registrations and refilings in all relevant jurisdictions.

                  (iii) The Company and the Guarantors shall otherwise comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the Trust Indenture Act.

         12.4     FURTHER ASSURANCES AND SECURITY.

         The Company and the Guarantors will execute, acknowledge and deliver to the Trustee, at the Company's and/or such Guarantor's expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required to effectuate the terms of this Indenture and the Security Documents, and will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens in the Collateral contemplated hereby and by the Security Documents, all to the extent contemplated by the Security Documents, including, without limitation, for purposes of any additional Guarantor pursuant to Section 10.20 hereof execution and delivery of new Security Documents with respect to such additional Guarantor.

         12.5 AUTHORIZATION OF ACTIONS TO BE TAKEN BY COLLATERAL AGENT UNDER THE SECURITY DOCUMENTS.

         The Trustee, in its capacity as Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment,

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rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

         12.6 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

         The Trustee, in its capacity as Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                                ARTICLE THIRTEEN
                                   GUARANTEES

         13.1     GUARANTEE.

         Subject to this Article Thirteen, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, the Security Documents or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Securities (including, without limitation, any interest that accrued after, or would accrue but for, the commencement of a proceeding of the type described in
Section 5.1(i) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, upon a Change of Control Offer, an Asset Sale Offer or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and any other amounts due in respect of the Securities and the Security Documents, and all other Obligations of the Company, including the Company's Obligations to the Holders of the Securities under this Indenture, the Securities and the Security Documents and Subsidiary Guarantors under this Indenture, the Security Documents and the Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 5.1. An Event of Default under this Indenture or the Securities shall constitute an Event of Default under each Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the respective Guarantor and each Guarantor's Obligations are independent of any Obligation of the Company or any other Guarantor. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that each

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Guarantor will remain bound under this Article Thirteen notwithstanding any extension or renewal of any Obligation.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder, Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities, or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the Security Documents or any other agreement; (d) the release of any security held by any Holder, the Collateral Agent or the Trustee for the Obligations or any of them;
(e) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

         Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Until such time as the Securities and the other Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under its Guarantee including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders, the Trustee or the Collateral Agent against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount

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shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Securities and all other amounts payable under this Indenture and each Guarantee upon the Stated Maturity of the Securities, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under each Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Guarantee thereafter arising.

         Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.1 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Thirteen, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article Five, such Obligations (whether or not due and payable) shall, forthwith become due and payable by the Guarantor for the purposes of each Guarantee.

         A Guarantor that makes a distribution or payment under its Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Securities and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Securities under the Guarantees.

         Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.1.

         13.2     LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Thirteen shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Thirteen, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor.

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

         13.3     SUCCESSORS AND ASSIGNS.

         This Article Thirteen shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         13.4     NO WAIVER.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Thirteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Thirteen at law, in equity, by statute or otherwise.

         13.5     EXECUTION AND DELIVERY OF GUARANTEE.

         To evidence its Guarantee set forth in Section 13.1, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its Chairman, President or one of its Vice Presidents. Further, the Company shall cause all future Guarantors to execute a Supplemental Indenture substantially in the form of Exhibit D.

         Each Guarantor hereby agrees that its Guarantee set forth in Section
13.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication "thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Parent creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 10.20 hereof the Parent shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 10.20 hereof and this Article Thirteen, to the extent applicable.

         13.6     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or other entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company's pro forma Consolidated Leverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 10.12 hereof.

         13.7     RELEASES FOLLOWING SALE OF ASSETS OR EQUITY INTERESTS.

         In the event of a sale or other disposition of all of the assets of any Guarantor (other than to the Company, another Guarantor or a Restricted Subsidiary), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor (other than to, the Company, another Guarantor or a Restricted Subsidiary), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee and any such acquiring entity will not be required to assume any obligations of such Guarantor under the applicable Guarantee; provided that such sale or other disposition complies with all applicable previsions of this Indenture including, without limitation, Section 10.13 and this Article Thirteen.

         Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article Thirteen.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the day and year first above written.

                                      TEXAS PETROCHEMICALS LP

                                      By:_____________________________________
                                      Name:
                                      Title:

                                      [NAME OF PARENT]

                                      By:_____________________________________
                                      Name:
                                      Title:

                                      [OTHER GUARANTORS]

                                      By:_____________________________________
                                      Name:
                                      Title:

                                      [NAME OF TRUSTEE], AS TRUSTEE

                                      By:_____________________________________
                                      Name:
                                      Title:

                           [Indenture Signature Page]

                                    EXHIBIT C

                                FORM OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of ________, 2004 (the "Indenture") among Texas Petrochemicals LP (the "Company"), the Guarantors listed on the signature page thereto and____________________, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Security in accordance with the provisions of the Indenture.

         The terms of Article 13 of the Indenture are incorporated herein by reference.

Dated: _______________

                                      [ADDITIONAL GUARANTOR]

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      [NAME OF PARENT]

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      TEXAS PETROCHEMICALS LP

                                      By:_____________________________________
                                         Name:
                                         Title:

                                    EXHIBIT D

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         Supplemental Indenture (this "Supplemental Indenture"), dated as of _______________, among _______________ (the "Additional Guarantor"), a subsidiary of [Name of Parent] (or its permitted successor), a Delaware corporation (the "Parent"), TP Petrochemicals LP, a Texas limited partnership (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and ______________, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of ________, 2004 providing for the issuance of an aggregate principal amount of up to $60,000,000 of Senior Secured Convertible Notes due 2009 (the "Securities");

         WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

         WHEREAS, pursuant to Article Nine of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Additional Guarantor hereby agrees as follows:

         (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

         (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

         (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Additional Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

3. Execution and Delivery. Each Additional Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

4.       Additional Guarantor May Consolidate, Etc. on Certain Terms.

         (a) The Additional Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                  (i) subject to Article 13 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Indenture and the Guarantee on the terms set forth herein or therein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (iii) except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company's pro forma Consolidated Leverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section
                           10.12 of the Indenture.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Articles 8 and 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5.       Releases.

         (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor (other than to the Company or another Guarantor)) or the entity acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any Obligations under its Guarantee and the Security Documents and any such acquiring entity will not be required to assume any Obligations of such Guarantor under the applicable Guarantee and the Security Documents; provided that such sale or other disposition complies with all applicable provisions of the Indenture including, without limitation, Section 10.13 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 10.13 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

         (b) Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture as provided in Article 13 of the Indenture.

6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Additional Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF

LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantor and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ____________, _____

                                      [ADDITIONAL GUARANTOR]

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      TEXAS PETROCHEMICALS LP

                                      By:_____________________________________
                                         Name:
                                         Title:

                                      _____________________, as Trustee

                                      By:_____________________________________
                                         Name:
                                         Title: